UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 6, 2007

Delta Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Woodbury Road, Suite 200, Woodbury, New York 11797-9003
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 6, 2007, the Company provided an update as to its financial condition and current plans by means of a press release.  A copy of the press release is included as Exhibit 99.1 to this Report, and is incorporated by reference herein.

The Company previously announced on November 15, 2007 that it had entered into a letter of intent with an affiliate of Angelo, Gordon & Co. (“Angelo Gordon”). The letter of intent contemplated, among other things, the issuance of senior notes and common stock to that affiliate of Angelo Gordon. Also on November 15, 2007, the Company entered into a standstill agreement with three of its warehouse providers. Each of these agreements was subject to several varying conditions, including the Company’s pricing a securitization of mortgage loans.

The Company has been unable to complete such a securitization transaction upon satisfactory terms. Consequently, on December 5, 2007, the Company received reservation of rights notices from its warehouse lenders indicating that events of default have occurred under the warehouse facilities and the standstill agreement. Under these circumstances, the Company's financial obligations under these agreements may be accelerated, and it may be subject to substantial payment obligations, as well as incurring cross-default claims from its other creditors.

In light of the foregoing, the Company does not expect to be able to consummate the above-referenced transaction with the affiliate of Angelo Gordon. Furthermore, the Company does not believe that it will be able to continue as a going concern.

Item 8.01.  Other Events.

The Company presently intends to file shortly for protection under the federal bankruptcy code. The Company intends to continue to operate its business as a “debtor in possession” as provided under the federal bankruptcy code; however, it intends to suspend taking new mortgage loan applications until further notice.

The Company is currently conducting discussions with entities that are potentially interested in acquiring its assets and/or operations in connection with a bankruptcy proceeding. However, due to the preliminary nature of these discussions, no assurances can be given that the Company will complete any such transaction.

Item 9.01. Financial Statements and Exhibits

Exhibit(s)

99.1           Press Release, dated December 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            DELTA FINANCIAL CORPORATION
                        (Registrant)

                            By: /s/ Marc E. Miller
                            Name: Marc E. Miller
                            Title: Executive Vice President and Secretary

Dated: December 6, 2007